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                                                                    EXHIBIT 10.2


               PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS


         THIS AGREEMENT is made and entered into as of ___ day of October, 1997 by and between CORPOREX PROPERTIES OF TAMPA, a Florida corporation ("TAMPA"), and CPX - WESTSHORE CORPORATION ("WESTSHORE"), and AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("BUYER"). Tampa and Westshore are sometimes hereinafter referred to collectively as ("SELLER"). This Agreement shall be effective as of the date (the "Effective Date") which is the later of (i) the date on which Seller has executed and delivered this Agreement to Buyer, or (ii) the date on which Buyer has executed and delivered this Agreement to Seller.


                                 R E C I T A L S

         A. Tampa is the owner of that certain real property (the "EASTGATE LAND") and that other certain real property (the "CORPOREX PLAZA I LAND"), both located in Hillsborough County, Florida, as more particularly described in Exhibit "A" attached hereto and made a part hereof.

         B. Westshore is the owner of that certain real property (the "PRESIDENTS PLAZA LAND") located in Hillsborough County, Florida, as more particularly described in Exhibit "B" attached hereto and made a part hereof. (The Eastgate Land, the Corporex Plaza I Land, and the Presidents Plaza Land are sometimes hereinafter referred to collectively as the "LAND").

         C. Tampa and Westshore each own the improvements, structures and fixtures located upon the portions of the Land owned by each of them (but excluding any portion of the same owned by Tenants under "Tenant Leases", if any (as defined below)) ("IMPROVEMENTS"). The Land and Improvements are sometimes referred to herein collectively as the "REAL PROPERTY".

         D. Buyer desires to purchase and Seller is willing to sell the "Property" (as defined below) on the terms and conditions hereinafter documented.

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE AND SALE. Subject to the terms, covenants and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, (A) the Real Property, (B) all right, title and interest of Seller in and to all tangible personal property ("PERSONAL PROPERTY") located on, and/or used solely in connection with the management, maintenance or operation of the Real Property, but excluding tangible personal property owned by tenants of the Real Property under Tenant Leases, (C) all right,


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title and interest of Seller as lessor in and to all leases ("TENANT LEASES")
relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and (D) all right, title and interest of Seller in and to any contract rights and agreements (including, but not limited to, service agreements), utility commitments, utility contracts and other contracts relating to the operation of the Property ("INTANGIBLE PROPERTY"). The Real Property, the Personal Property, the Tenant Leases, and the Intangible Property are hereinafter referred to collectively as the "PROPERTY".

         2. PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Property shall be the sum of Fifteen Million One Hundred Thousand Dollars ($15,100,000.00), subject to adjustment as provided in Paragraph 6 hereof. The Purchase Price shall be allocated among the three parcels of Real Property (including the Personal Property, Tenant Leases and Intangible Property relating thereto) as follows:

         Eastgate Land                            __________________
         Presidents Plaza Land                    __________________
         Corporex Plaza I Land                    __________________

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

                  A. Deposit. Concurrently with the execution of this Agreement, Buyer shall deliver $150,000.00 in immediately available funds (the "DEPOSIT") to Chicago Title Insurance Company, 5426 Beaumont Center Boulevard, Suite 320, Tampa, Florida 33634, Attn: Alan S. Weissman ("TITLE COMPANY" AND "ESCROW AGENT"). The Deposit shall be held by Escrow Agent in an interest bearing trust account. All interest accrued on the Deposit shall become a part of, and shall be held and disbursed with, the Deposit. The Deposit shall be applied to the Purchase Price upon the close of escrow for the sale of the Property and shall otherwise be held or disbursed by Escrow Agent in accordance with this Agreement. Buyer's federal tax identification number is 75-6335572.

                  B. Closing Payment. The balance of the Purchase Price, as adjusted by the expenses, prorations and credits specified herein, shall be paid to Seller by wire transfer of immediately available federal funds on the "Closing Date" (as defined below) (the amount to be paid under this subparagraph B being herein called the "CLOSING PAYMENT").

         4. TITLE AND SURVEY.

                  A. Title Report. As soon as it can be obtained with reasonable diligence, but in no event later than the second business day after the Effective Date of this Agreement, Seller shall obtain from Title Company, and deliver to Buyer, a written



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commitment (or commitments) binding Title Company to insure title to the Real
Property in Buyer by its A.L.T.A. Form B, Owner's Title Insurance Policy (the "OWNER'S POLICY"), upon recording of the deed (or deeds) to be given by Seller (the "TITLE COMMITMENT"), along with legible copies of all documents referred to therein (the Title Commitment and all such documents herein referred to as the "TITLE INFORMATION"). To the maximum extent Buyer is able based upon the Title Information and the existing surveys of the Property which by then have been made available to Buyer by Seller, but without the Surveys, Buyer shall give Seller written notice on or before the expiration of fifteen (15) business days after receipt of the Title Information and existing surveys that the condition of title as set forth in such Title Information and existing surveys is or is not satisfactory, in Buyer's sole discretion, such notice stating with specificity any matters Buyer considers unsatisfactory. Buyer shall give Seller written notice on or before the expiration of fifteen (15) business days after receipt of the Title Information and the Surveys ("TITLE OBJECTION PERIOD") that the condition of title as set forth in such Title Information and the Surveys is or is not satisfactory, in Buyer's sole discretion, such notice stating with specificity any matters Buyer considers unsatisfactory ("TITLE OBJECTION"), and in the event Buyer states that the condition of title or Surveys is not satisfactory, Seller shall have until the expiration of the Inspection Period, at its option, to eliminate or modify all such Title Objections to the sole satisfaction of Buyer. If Buyer does not notify Seller in writing of any Title Objections within the Title Objection Period, or if Buyer does not terminate this Agreement as herein provided on or before the end of the Inspection Period, Buyer shall be conclusively presumed to have waived its objections to any condition of title reflected in the Title Commitment and the Surveys. In no event shall the provisions of Paragraphs 4.A. or 4.B. operate to extend or postpone the Closing.

                  B. Surveys. On or before the second business day after the Effective Date of this Agreement, Seller shall deliver to Buyer such existing surveys of the Real Property as are within Seller's possession or control. As soon as they can be obtained with reasonable diligence, Seller shall obtain and deliver to Buyer current staked boundary and occupation (as-built) surveys of the Real Property (the "SURVEYS") prepared by licensed Florida land surveyors in accordance with the Florida Minimum Technical Standards for surveys as set forth by the Florida Board of Professional Land Surveyors in Chapter 61G17-6 of the Florida Administrative Code. Seller shall be responsible for and shall pay the cost of said Surveys. In addition to other Title Objections raised by Buyer, if the Surveys show an encroachment on the Real Property or that improvements located on or intended to be located on the Real Property in fact encroach on lands of others, or violate any applicable restrictions, covenants, or governmental regulations, and if Buyer shall notify Seller of its objection to



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said encroachments within the Title Objection Period, the same shall be treated as a Title Objection.

         5. DUE DILIGENCE.

                  A. Due Diligence Investigations. Buyer shall have until 5:00 p.m. (C.S.T.) on the date which is forty (40) days after the Effective Date (the "INSPECTION PERIOD") at its expense to perform such inspections and testing, and to conduct such other studies, as Buyer deems necessary or advisable in order to determine the feasibility of Buyer's purchase of the Property. Commencing on or before the Effective Date, Buyer shall, at Buyer's sole expense, (i) commission a comprehensive engineering study of the Property (including specifications of all fireproofing) and an appropriate environmental survey and audit of the Property, and (ii) commence a comprehensive legal and accounting review of the Property and all leases and other documents pertinent thereto; and Buyer shall exercise reasonable diligence to cause such studies to be diligently, continuously and expeditiously prosecuted to completion. In the event Buyer determines that the purchase of the Property by Buyer is not feasible, Buyer shall so notify Seller in writing within said Inspection Period, whereupon the Deposit shall be returned to Buyer and this Agreement shall be terminated. If Buyer does not terminate this Agreement by written notice to Seller before the expiration of the Inspection Period, as hereinabove provided, then Buyer shall be conclusively presumed to have waived its right to terminate this Agreement as provided in this paragraph 5. Buyer and its agents and representatives shall have a non-exclusive right to enter upon the Property during the Inspection Period for inspection, surveys, soil tests, hazardous substances/environmental studies, engineering and feasibility studies, zoning, and land-use plan analysis; provided that Buyer shall provide to Seller reasonable advance notice of any activities of Buyer or any agent, representative or contractor of Buyer on the Property, and further provided that Seller shall be afforded the opportunity to have a representative of Seller accompany and observe the activities of Buyer or any such agent, representative or contractor of Buyer on the Property.

                  B. Documents to Buyer Before Closing. Prior to or as soon as reasonably possible after the Effective Date of this Agreement, Seller shall deliver to Buyer all of the items identified in Exhibit "C" attached hereto as are in Seller's possession. Seller shall exercise diligent efforts to deliver to Buyer originals or copies of all amendments or supplements to the items identified on Exhibit "C" which come into Seller's possession.


                  C. Estoppel Certificates. Seller shall exercise diligent efforts to obtain and deliver to Buyer, as soon as reasonably possible but in no event later than the Closing Date, duly executed originals of a certificate ("ESTOPPEL CERTIFICATE")



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in the form attached hereto as Exhibit "D" or in the form specified in the respective leases, if any, or in such other form as Seller is able to obtain said Estoppel Certificates as long as neither Buyer nor Buyer's lender has any reasonable objection to such other form, executed by tenants leasing space in the Property and by each of their respective Guarantors, if any. If prior to Closing all of the Estoppel Certificates and consents have not been delivered to Buyer in the required form, or in another form to which neither Buyer nor Buyer's lender has any reasonable objection, Buyer may terminate this Agreement pursuant to the provisions of paragraph 5.A. above.

                  D. Inspection of Books and Records. At reasonable times following reasonable notice, Buyer, its accountants, architects, attorneys, engineers, contractors and other representatives shall be afforded reasonable access (1) to the Property to inspect, measure, appraise, test and make surveys of the Property and (2) to all books, records and files relating to the Property. Buyer shall have the right, at Buyer's expense, to make copies of all such books and records, including, without limitation, all books and records relating to increases in real estate taxes, building and operations maintenance costs allocable to tenants and all information reasonably necessary for Buyer to audit the income and expenses of the Property; provided, however, that Buyer shall return all copies of such books and records if Closing does not occur under this Agreement.

                  E. No Interference. During the pendency of this Agreement neither Buyer nor its agents will unreasonably interfere with the activity of tenants or persons providing service in the Property. Buyer shall cause its agents, representatives, employees and contractors performing or conducting any inspections, testing or other activities on the Property to conduct such inspections, testing and other activities in such a manner as to minimize damage to the Property and interference with the activities of Seller and Seller's tenants and invitees on the Property. Buyer agrees to indemnify and defend Seller against any and all cost, claim, loss, expense, liability or actual damage Seller may incur or be subject to arising from or relating to any claim of personal injury or property damage that may arise against the Property or the Seller as a result of or in connection with the activities of Buyer or its employees, agents, contractors or representatives, or any claims of lien filed at any time relating to any work or activities performed by or for Buyer or any employee, agent or contractor of Buyer on or relating to the Property. Buyer shall promptly repair any damage to the Property caused by Buyer's agents, representatives, employees or contractors and which results in an unsafe or unlawful condition on the Property. Upon termination of this Agreement, Buyer shall repair any damage to the Property caused by Buyer's agents, representatives, employees or contractors promptly upon receipt of notice from Seller specifying the repairs required. If Buyer fails to complete any repairs Buyer is obligated to make



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under this paragraph 5.E. within a reasonable time, Seller may, but shall not be obligated to, make such repairs on Buyer's behalf, and if Seller makes such repairs on Buyer's behalf, Buyer shall, within ten (10) days after demand therefor, reimburse Seller for Seller's actual expenses incurred in completing such repairs. Buyer's indemnification, duty to defend and hold harmless, and duty to repair under this paragraph 5.E. shall survive Closing or termination of this Agreement.

                  F. Due Diligence Information. Prior to entry upon the Property by any agent or contractor engaged by Buyer to perform inspections, investigations and/or testing, or otherwise to assist in Buyer's due diligence investigation of the Property, Buyer shall notify Seller in writing of the name, address, contact person, and scope of work such agent or contractor has been engaged to perform; and Buyer hereby authorizes each such agent or contractor (and upon Seller's request Buyer will confirm such authorization by written notice to such agent or contractor, with a copy to Seller) to provide to Seller, upon Seller's request, copies of any and all reports, studies, audits, or other information developed or discovered by said contractor or agent, provided Seller shall be responsible for payment to said contractor or agent of charges for copying and delivery of and any other fees charged by said agent or contractor in connection with providing to Seller copies of any such documents requested by Seller.

                  G. Independent Audit. Promptly following the execution of this Agreement, Seller shall provide to Buyer's representatives and independent accounting firm access to all financial and other information relating to the Property which would be sufficient to enable Buyer's representatives and independent accounting firm to prepare audited financial statements for the property for 1995, 1996 and 1997 year-to-date in conformity with generally accepted accounting principles and to enable them to prepare such statements, reports or disclosures as Buyer may deem necessary or advisable. Seller shall reasonably cooperate with Buyer's representatives and independent accounting firm in connection with the aforementioned financial analysis and shall provide any additional information necessary to allow buyer to make disclosures required by and otherwise comply with the financial accounting requirements of Regulation S-X promulgated by the Securities and Exchange Commission. Seller shall provide Buyer's independent accounting firm a signed representation letter which will be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property. Seller shall authorize any attorneys who have represented Seller in any material litigation pertaining to or affecting the Property to respond, at Buyer's expense, to inquiries from Buyer's representatives and independent accounting firm. If and to the extent Seller's financial statements pertaining to the Property for



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any periods during the years 1995, 1996 or 1997 year-to-date have been audited, promptly after the execution of this Agreement, Seller shall provide Buyer with copies of such audited financial statements and shall cooperate with Buyer's representatives and independent public accountants to enable them to contact the auditors who prepared such audited financial statements and to obtain, at Buyer's expense, a reissuance of such audited financial statements. If this Agreement terminates prior to the Closing, other than by reason of a default of Seller, Buyer shall deliver to Seller copies of any audited financial statements of the Property prepared for Buyer and assign to Seller without warranty all of Buyer's right thereto.

         6. CLOSING. The closing of the sale and purchase herein provided ("CLOSING") shall be consummated at the offices of Escrow Agent in Tampa, Florida, by delivery of the necessary funds and documents to Escrow Agent in order to enable the Escrow Agent to close the transaction contemplated by this Agreement on or before the date which is ten (10) days after the expiration of the Inspection Period ("CLOSING DATE"). Notwithstanding the foregoing, Buyer shall exercise its best efforts to close the transaction contemplated by this Agreement on or before December 15, 1997. In the event the Closing is delayed beyond December 15, 1997, and such delay is caused solely by the action or inaction of Buyer, or solely by Buyer's failure to exercise its best efforts to close on or before December 15, 1997, then the Purchase Price shall be increased by $10,000.00 per day for each day after December 15, 1997, until and including the day on which the Closing actually is completed.

                  A. Escrow. On or before the Closing Date, the parties shall deliver to Escrow Agent the following:

                           (1) By Seller. Each of the Sellers, with respect to
the portion of the Property owned by each such party, shall deliver (i) a duly executed and acknowledged original Special Warranty Deed (the "DEED") in favor of Buyer, conveying the Real Property to Buyer subject only to those exceptions to title approved by Buyer or to which Buyer has waived objection pursuant to Paragraph 4 hereof; (ii) a duly executed and acknowledged counterpart of a Bill of Sale, Assignment and Assumption in the form of Exhibit "E" attached hereto and made a part hereof ("BILL OF SALE, ASSIGNMENT AND ASSUMPTION"), covering the interest of Seller in the Personal Property, the Tenant Leases and the Intangible Property to be conveyed to Buyer hereunder; (iii) a certificate of Seller respecting the "non-foreign" status of Seller in the form required by the Title Company; (iv) a closing affidavit in form sufficient to enable the Title Company to insure the gap and to delete from the Owner's Policy the exception for mechanics liens and the other standard exceptions which are customarily deleted based upon an affidavit of the seller; (v) a duly executed



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Closing Statement; (vi) a duly executed counterpart of a notice to each tenant of the Property informing each tenant of the Property of the transaction contemplated hereby ("NOTICES TO TENANTS"); (vii) a current list of all leases and lease amendments relating to the Property, certified by Seller to be true, correct and complete in all material respects and showing no changes to the List of Leases delivered to Buyer under paragraph 8.B. below, except for additional Tenant Leases and other changes approved by Buyer in writing or otherwise permitted pursuant to the terms hereof; (viii) evidence acceptable to the Title Company and reasonably acceptable to Buyer authorizing the consummation by each Seller of the transaction contemplated hereby; (ix) the original Tenant Leases (including all amendments thereto); and (x) the certificate described in Paragraph 11.B.(1) below.

                           (2) By Buyer. Buyer shall deliver (i) the Closing
Payment by wire transfer of immediately available federal funds, (ii) a duly executed Florida Department of Revenue Form DR-219 Return For Transfers of Interest in Florida Real Property, (iii) duly executed Closing Statements, (iv) duly executed and acknowledged counterparts of the Bill of Sale, Assignment and Assumption, and (v) the certificate described in Paragraph 11.A.(1) hereof. In addition, Buyer shall (x) duly execute the Notices to Tenants and shall be responsible for the prompt delivery of the same to the tenants of the Property, and (y) duly execute and deliver a management agreement with Corporex Development Services of Florida, Inc. ("CORPOREX"), as manager, in form as provided in Paragraph 11.C. of this Agreement.

                           (3) Additional Documents. In addition, each party
shall promptly execute and deliver to Escrow Agent such other documents as are reasonably requested to effectuate the closing of the transaction contemplated by this Agreement.

         The foregoing deliveries shall be made pursuant to this Agreement and any standard form of escrow instructions ("ESCROW INSTRUCTIONS") to be executed among Buyer, Seller and Escrow Agent, as required by the Title Company. The conditions to the closing of such escrow shall include Escrow Agent's receipt of the Closing Payment and all of the items referred to in this paragraph 6.A.

                  B. Delivery to Parties. Upon the satisfaction of the conditions set forth in this Agreement and the Escrow Instructions, then (1) the Deeds shall be delivered to Buyer by Escrow Agent causing same to be recorded in the appropriate public records in the counties where the Real Property is located, (2) the Closing Payment and the Deposit shall be delivered to Seller by wire transfer, and (3) the Bill of Sale, Assignment and Assumptions signed by each party shall be delivered to the other party.

                  C. Closing Costs. Buyer shall pay (1) all filing and recording fees in connection with the recording and filing of any



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instrument or document provided herein to be recorded or filed, (2) all costs and expenses of the issuance of the policies of title insurance herein provided, including, but not limited to, title insurance premiums (including the costs of any endorsements) and the costs of any preliminary title reports or title searches required in connection with the same, (3) one-half of the cost of escrow arrangements, (4) one-half of all applicable documentary stamp taxes or other transfer taxes, if any, due in connection with the closing contemplated by this Agreement or the recording of any instrument or document provided herein to be recorded or filed, and (5) the costs of its examinations and inspections and audits of the Property, including, but not limited to, the costs of any environmental or financial audits. Seller shall pay (1) one-half of the cost of escrow arrangements, (2) one-half of all applicable documentary stamp taxes or other transfer taxes, if any, due in connection with the closing contemplated by this Agreement or the recording of any instrument or document provided herein to be recorded or filed, and (3) the cost of the Surveys. Buyer shall pay all costs and expenses relating to any financing of the purchase of the Property by Buyer. The cost of obtaining the Surveys shall be paid as provided in Paragraph 4.B. hereof. Seller and Buyer shall each pay their respective (i) legal fees and expenses and (ii) share of prorations (as provided below).

                  D. Prorations.

                           (1) Items to be Prorated. The following shall be
prorated between Seller and Buyer as of the Closing Date (with all income and expenses for the Closing Date being allocated to Seller):

                                    (i) All real estate and personal property ad
valorem taxes on the Property for the current year. In the event the amount of said ad valorem taxes for the year during which Closing occurs can not be ascertained on the Closing Date, such taxes shall be prorated based upon the amounts due for the year preceding the year during which Closing occurs, and such proration of taxes shall be adjusted between Seller and Buyer after the tax bills for the Property for the year during which Closing occurs are issued.

                                    (ii) All rentals and other tenant charges
collected on or before the Closing Date. All rentals due on or before the Closing Date which are collected by Buyer or Seller after the Closing shall be prorated as of the Closing Date as and when such rentals are collected.

                                    (iii) All operating expenses.

                           (2) Operating Costs Pass-throughs. Not later than
April 1, 1998, Buyer shall reconcile with tenants of the Property the amounts paid or payable on account of operating expenses



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incurred during calendar year 1997 and adjustments therefor due from or to tenants of the Property on account thereof in accordance with the terms of the Leases. Before Buyer delivers such reconciliation of operating costs pass-throughs to tenants of the Property, Buyer shall deliver to Seller copies of said proposed reconciliation statements for Seller's reasonable review and approval. Within a reasonable time (or times) after such year-end reconciliation of operating costs pass-throughs, Buyer and Seller agree to adjust between themselves any amounts which may due from one of them to the other as a result of the proration of amounts due to or from tenants in connection with the reconciliation of operating costs pass-throughs under the Leases for calendar year 1997. After Closing, Buyer shall exercise commercially reasonable efforts to collect all sums due from tenants of the Property under the terms of the Leases (including but not limited to amounts due in connection with reconciliation of operating costs pass-throughs) relating to periods prior to Closing, and Buyer shall deliver to Seller such amounts as are due relating to periods prior to Closing within a reasonable time after Buyer's receipt thereof; provided, however, that amounts collected by Buyer from tenants owing rents which as of the Closing Date are delinquent ("DELINQUENT RENTS") shall be applied to the amounts of rents owed by such tenant which are not Delinquent Rents, in the order such non-Delinquent Rents became due, and then to Delinquent Rents. The provisions of this paragraph 6.D. shall survive Closing.

                           (3) Security Deposits. Security deposits under Tenant
Leases (if and to the extent that such deposits are in Seller's actual possession and have not been lawfully applied by Seller to any other obligations of any lessee under the Tenant Leases) shall be credited against the Purchase Price at Closing. With respect to any such security deposits credited against the Purchase Price, Buyer agrees to hold and disburse said security deposits in compliance with the provisions of applicable leases and all applicable laws. After Closing, Buyer shall indemnify Seller from and against any and all claims and liabilities arising from or relating to any such security deposits credited to Buyer at or after Closing.

                           (4) Calculation. The prorations and payments shall be
made on the basis of a written statement submitted to Buyer by Seller not less than two (2) business days prior to Closing and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason (even if previously approved by Buyer and/or Seller), then any party shall be entitled to an adjustment to correct the same upon written request to the other party on or before December 31, 1998. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available.



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         7. DESTRUCTION/CONDEMNATION OF PROPERTY. In the event any of the Real
Property is damaged or destroyed by any casualty or by a partial taking or condemnation under the provisions of applicable eminent domain law after the Effective Date hereof but prior to the Closing Date, Seller shall have no obligation to repair or replace any such damage or destruction. In the event of any such damage or destruction to any portion of the Real Property by any casualty which casualty damage or destruction would cost more than the "Materiality Threshold" (as hereinafter defined) to repair, or in the event of a material partial taking which causes a reduction in the value of the Real Property by more than the Materiality Threshold, Seller may, by written notice to Seller, terminate this Agreement. If Buyer elects not to terminate this Agreement, or if Buyer has no right to terminate this Agreement, then upon consummation of the transaction herein provided, Seller shall (i) assign to Buyer all claims of Seller under or pursuant to any applicable casualty insurance coverage or under the provisions applicable eminent domain law relating to the Property, (ii) assign to Buyer all proceeds from any casualty insurance received by Seller on account of any such casualty and allow to Buyer at Closing a credit equal to the lesser of the cost to repair such casualty damage or the amount of the deductible under such casualty insurance, the damage from which casualty shall not have been repaired by Seller prior to the Closing Date, and (iii) assign to Buyer all condemnation awards from any such condemnation; (and in any such event there shall be no reduction of the Purchase Price). The "MATERIALITY THRESHOLD" shall mean $500,000.00.



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         8. REPRESENTATIONS AND WARRANTIES.

                  A. Representations and Warranties of Seller. Buyer acknowledges and agrees that the sale of the Property is made on an "As-is, where-is" basis, without any representations or warranties of any kind or character whatsoever, whether express or implied, except as specifically stated in this Agreement. Notwithstanding the warranties and representations contained in this Agreement, Buyer agrees to rely on its own due diligence investigation of the Property, as described in paragraph 5 above, with respect to all matters relating to the Property which Buyer could discover by fully and diligently pursuing its due diligence investigations regarding the Property and related matters, with the assistance of such qualified and knowledgeable counsel, engineers and consultants as a reasonable purchaser would employ to assist in such due diligence investigations. For purposes of this Agreement the phrase "Seller's actual knowledge" shall be deemed to mean the actual knowledge of J. William Blackham and Drew Smith, who are officers of the Seller. The representations and warranties of Seller contained in this Agreement shall survive for one (1) year after Closing. As an inducement to Buyer to enter into this Agreement, Tampa and Westshore each hereby represents and warrants to Buyer, each with respect to only itself and the portion of the Property hereinabove stated to be owned by each of said entities, that:

                           (1) Tampa is a corporation duly organized and validly
existing under the laws of the State of Florida, and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Tampa is a party or by which it or the Eastgate Land or the Corporex Plaza I Land is bound;

                           (2) Westshore is a corporation duly organized and
validly existing under the laws of the State of Florida, and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Westshore is a party or by which it or the Presidents Plaza Land is bound;

                           (3) The execution, delivery and performance of this
Agreement by Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Seller or the Property is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Seller or the Property;

                           (4) Seller has not entered into any agreement
(written or oral) granting any rights of possession to any third party except pursuant to the Tenant Leases, and Seller has not executed any other agreement of sale, option agreement or right of first refusal with respect to the Property;

                           (5) All proceedings required to be taken by or on
behalf of Seller to authorize it to make, deliver and carry out the terms of this Agreement have been or will be duly and properly taken (including proceedings of its members) and this Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms;

                           (6) There are no proceedings at law or in equity
before any court, grand jury, administrative agency or other investigative agency, bureau or instrumentality of any kind pending or, to the best of Seller's knowledge, threatened, against or affecting Seller or the Property that
(i) involve the validity or enforceability of this Agreement or any other instrument or document to be delivered by Seller pursuant hereto, (ii) enjoin or prevent or threaten to enjoin or prevent the performance of Seller's obligations hereunder or (iii) relate specifically to the Property or title thereto, except for personal injury suits which are covered by insurance, if any;

                           (7) No consent, authorization, license, permit,
registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by Seller of this Agreement;

                           (8) To Seller's actual knowledge,: (i) there are no
hazardous substances or wastes as such term is defined in any federal, state or local law, rule, regulation or order, on, in or beneath the Land or the Improvements in excess of permitted governmental tolerances, (ii) there has been no discharge or release of any hazardous substances or wastes on the Land or the Improvements, (iii) no landfill has ever been operated on the Land, and (iv) no portion of the Land or the Improvements has been used to refine, produce, store, handle, transfer, process or transport any such hazardous substances or wastes;

                           (9) Seller is not a "foreign person" under the
Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Price any withholding tax because of Seller;

                           (10) The Tenant Leases are the only leases currently
affecting or relating to the Land and the Improvements; the copies of the Tenant Leases previously furnished to Buyer are true, correct an complete copies thereof and except as indicated on Exhibit "G", such Tenant Leases are in full force and effect; the security deposits listed on Exhibit "G" (the "SECURITY DEPOSITS") are the only security deposits held by Seller in connection with the Tenant Leases; no rent or additional rent has been paid thereunder in advance of the due date; to Seller's actual knowledge, there is no default by Landlord or tenant in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in the Tenant Leases; and there is no option to purchase, right of first offer, right of first refusal or other provision granting to any such tenant the right to acquire fee title to the Land or Improvements or any portion thereof;

                           (11) The agreements identified on Exhibit "F"
attached hereto (collectively the "AGREEMENTS") are all of the management, leasing, service and maintenance contracts relating to the Property;

                           (12) Seller has not received written notice from any
governmental authority having jurisdiction over the Property that the Property does not comply with any applicable federal, state, county and municipal laws ordinances, rules and regulations;

                           (13) Seller is not in the hands of a receiver nor is
an application for the appointment of a receiver pending; Seller has not made an assignment for the benefit of creditors, nor has Seller filed, or had filed against it, any petition in bankruptcy;

                           (14) Seller has not received written notice from any
governmental authority that (i) there are any violations of the certificate of occupancy for the Improvements or any space located therein, or (ii) certificates of occupancy for the Improvements and the space located therein are not in full force and effect;

                           (15) Seller has not received written notice from any
governmental authority that the Premises is or will be affected by any special assessments;

                           (16) Except for brokerage or leasing commissions
which may be due in connection with the exercise by the tenant under any of the Leases of any option contained in such Lease to expand the premises leased thereunder or extend the term of the Lease, and except for commissions due in connection with the New Leases described in Paragraph 11.B.(3) (which commissions will be paid by Seller), (i) no brokerage or leasing commission, fee or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable), with respect to the

Tenant Leases; or (ii) there does not currently exist any exclusive or continuing brokerage agreements as to any of the Property.

                  B. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

                           (1) Authority. Subject to the provisions of Paragraph
11.B.(5) hereof, Buyer has all requisite corporate power and authority to execute and deliver, and to perform all its obligations under this Agreement;

                           (2) Due Execution. Upon the satisfaction of the
condition set forth in Paragraph 11.B.(5) hereof, the execution, delivery and performance of this Agreement will have been duly authorized by all necessary corporate action on the part of Buyer and will not (i) require any consent or approval of any other party or individuals that have not been obtained or (ii) violate any provision of Buyer's formation or governing documents;

                           (3) Enforceability. This Agreement constitutes a
legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles;

                           (4) Intention. Buyer is acquiring the Property for
its own account and not with a view to any public sale or distribution thereof and Buyer does not intend to sell, offer for sale or syndicate securities or fractional interests in Buyer in connection with the purchase of the Property, provided however, nothing herein shall be construed or applied to prohibit or otherwise limit Buyer's right to dispose of all or any portion of Buyer's interest in the Property in compliance with all applicable law;

                           (5) Expertise. Buyer has such knowledge and
experience in financial and business matters that it is capable of evaluating the merits and risks relating to its purchase of the Property and making an informed purchase and investment decision in connection therewith;

                           (6) Lack of Liquidity. Buyer acknowledges that the
Property will have limited liquidity and Buyer has the financial wherewithal to hold the Property for an indefinite period of time and to bear the economic risk of an outright purchase of the Property;

                           (7) Due Diligence. Buyer has or will have made such
examination, review and investigation of the facts and circumstances necessary to evaluate the Property as it has deemed necessary or appropriate to form a basis for its evaluation of a purchase of the Property; and

                           (8) No Bankruptcy/Dissolution Event. No
"Bankruptcy/Dissolution Event" (as defined below) has occurred with respect to Buyer. Buyer has sufficient capital or net worth to meet its obligations, including payment of the Purchase Price, under this Agreement.

                  C. Material Changes in Representations and Warranties.

                           (1) If before the Closing Seller acquires knowledge
of any condition which constitutes a material change in any of the representations and warranties set forth in Paragraph 8.A., Seller shall have the right to cure such condition before the Closing, and the existence of such condition shall not be grounds for Buyer to terminate this Agreement, provided that (i) Seller, promptly after discovering the condition, covenants with Buyer in writing that Seller will cure such condition prior to Closing, and (ii) Seller acts diligently to cure the condition and completes such cure prior to the Closing Date.

                           (2) Seller shall promptly inform Buyer of any
material change in any representation or warranty made by Seller in this Agreement. Subject to the provisions of Paragraph 8.C.(1), provided such material change is not the result of the willful conduct of Seller, Buyer's exclusive remedy upon being advised of any material change in the representations and warranties shall be the termination of this Agreement by written notice to Seller within ten (10) business days after receipt of notice from Seller advising of such change, whereupon, except as otherwise provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be terminated.

         9. INDEMNIFICATION.

                  A. Indemnity for Breach by Seller. Subject to the other provisions hereof, Seller shall indemnify Buyer and Buyer's Permitted Assignee, but no other successors and assigns of Buyer or Buyer's Permitted Assignee, against and shall defend and hold Buyer and Buyer's Permitted Assignee (but no other successors or assigns), harmless from, any and all costs, expenses, or actual damages, including reasonable attorneys' fees, which Buyer or Buyer's Permitted Assignee may incur because of any breach of any of the representations, warranties or covenants of Seller herein contained, whether prior to or after the Closing; provided, that if a claim for any such breach is not asserted within one (1) year after the Closing Date, it shall be deemed waived. Notwithstanding the foregoing, if Buyer or Buyer's Permitted Assignee has actual knowledge of any such breach prior to Closing and nonetheless proceeds with the Closing, then in such event any such breach shall be deemed waived by Buyer and Buyer's Permitted Assignee.

                  B. Indemnity for Breach by Buyer. Subject to the other provisions hereof, Buyer shall indemnify Seller, its successors and assigns, against, and shall hold Seller, its successors and assigns, harmless from, any costs, expenses, or actual damages, including reasonable attorneys' fees, which Seller may incur because of any breach of the representations, warranties or covenants of Buyer herein contained, whether prior to or after the Closing; provided, that if a claim for any such breach is not asserted within one (1) year after the Closing Date, it shall be deemed waived. Notwithstanding the foregoing, if Seller has actual knowledge of any such breach prior to Closing and nonetheless proceeds with the Closing, then in such event any such breach shall be deemed waived by Seller.

         10. DISPOSITION OF DEPOSIT. If the transaction herein provided shall not be closed by reason of Seller's default under this Agreement or the failure of satisfaction of the conditions described in paragraph 11.B. hereof, and Buyer shall not have defaulted under this Agreement, then upon Buyer's demand, Escrow Agent shall return to Buyer the Deposit after providing notice to Seller, and in the event of conflicting instructions from Seller, Escrow Agent shall interplead the Deposit. Upon Buyer's receipt of the Deposit, neither party shall have any further obligation or liability to the other; except that if the transaction shall not be closed by reason of Seller's default under this Agreement, Buyer's sole remedies for any such default shall be either (i) to terminate this Agreement and receive a return of the Deposit, or (ii) to seek specific performance of this Agreement; and this shall be Buyer's sole remedy for Seller's default hereunder. In the event the transaction herein provided shall not close for any reason other than the failure of satisfaction of the conditions described in paragraph 11.B. hereof or the default of Seller, then Escrow Agent shall deliver the Deposit to Seller as full compensation and liquidated damages under and in connection with this Agreement after providing notice to Buyer, and in the event of conflicting instructions from Buyer, Escrow Agent shall interplead the Deposit. In the event the transaction herein provided shall close, Escrow Agent shall apply the Deposit as a partial payment of the Purchase Price, or return the Deposit to Buyer, at Buyer's option. In connection with the foregoing, the parties recognize that Seller will incur expenses in connection with the transaction contemplated by this Agreement and that the property will be removed from the market; further, that it is extremely difficult and impracticable to ascertain the extent of detriment to Seller caused by the breach by Buyer under this Agreement and the failure of the consummation of the transaction contemplated by this Agreement or the amount of compensation Seller should receive as a result of Buyer's breach or default; and Buyer and Seller agree that the amount of the Deposit is a reasonable estimate of Seller's damages in the event of Buyer's breach or default and that such amount will not constitute a penalty or forfeiture in the event the Deposit is disbursed to Seller upon Buyer's breach or default hereof.

         11. CONDITIONS TO CLOSING.

                  A. Seller's Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Seller's obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Property) are conditioned on the following:

                           (1) Performance by Buyer. The due performance by
Buyer of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Seller of the items specified to be delivered by Buyer in paragraph 6 hereof) and the material truth of each representation and warranty made by Buyer in this Agreement at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date and Buyer has delivered to Seller a certificate duly executed by Buyer reaffirming the same as of the Closing Date.

                           (2) No Bankruptcy or Dissolution. That at no time on
or before the Closing Date shall any of the following ("BANKRUPTCY/DISSOLUTION EVENT") have occurred with respect to Buyer: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law;
(ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a-substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity.

                  B. Buyer's Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Buyer's obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Property) are conditioned on the following:

                           (1) Performance by Seller. The due performance by
Seller of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Buyer of the items specified to be delivered by Seller in paragraph 6) and the material truth of each representation and warranty made by Seller in this Agreement at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date and Seller has delivered to Buyer a certificate duly executed by Seller reaffirming the same as of the Closing Date.

                           (2) No Bankruptcy or Dissolution. That at no time on
or before the Closing Date shall a Bankruptcy/Dissolution Event have been done by, against or with respect to Seller or any of the general partners of Seller.

                           (3) New Leases. That the following leases (the "New
Leases") will be executed and that the tenants will have taken occupancy under said New Leases prior to Closing, except as otherwise hereinafter provided: (i) lease by Crystal Plastics of 2,430 square feet in Corporex Plaza I at $5.17 per square foot per year, (ii) lease by Aqua Pure of 2,430 square feet to Corporex Plaza I, (iii) lease by Mark VII of 4,800 square feet in Eastgate at $3.95 per square foot per year, and (iv) lease by American Paging of 2,240 square feet in Presidents Plaza at $10.15 per square foot per year; American Paging need not be in occupancy of this leased space prior to Closing if its estoppel certificate is satisfactorily executed prior to Closing. Seller shall be responsible for all costs associated with completing the New Leases, including but not limited to all tenant improvements, governmental licenses, permits and approvals, and commissions in connection therewith; if all tenant improvements relating to the New Leases have not been completed and paid for prior to Closing, or if any tenant improvement other costs relating to the New Leases for which Seller is responsible are not paid prior to Closing, then sufficient funds shall be escrowed from Seller's proceeds at Closing to insure completion after Closing of Seller's obligations relating to the New Leases.

                           (4) Space in Corporex Plaza in Shell Condition. That
the following spaces in Corporex Plaza are in shell condition: 2,730 square feet in Building A, 5,400 square feet in Building B, and 5,880 square feet in Building C.

                           (5) Due Execution and Authority. That Buyer has
completed all corporate action on the part of Buyer, and obtained any and all consent, required to authorize the execution, delivery and performance of this Agreement by Buyer. Buyer agrees to exercise diligent efforts to complete all necessary corporate action on the part of Buyer, and to obtain any and all consent, required to authorize the execution, delivery and performance of this Agreement by Buyer on or before October 30, 1997. If Buyer fails to complete such necessary corporate action or to obtain such consent on or before October 30, 1997, Buyer may, by written notice to Seller on October 30, 1997, terminate this Agreement. In the event Buyer fails to terminate this Agreement as provided in the immediately preceding sentence on October 30, 1997, Buyer shall be conclusively presumed to have waived, and Buyer shall have thereby waived, the conditions set forth in this Paragraph 11.B.(5).

                  C. Management Agreement. In addition to the conditions set forth in other provisions of this Agreement, Seller's and Buyer's obligations to perform their undertakings provided in this Agreement are conditioned upon Buyer and Seller agreeing on the final form of the management agreement for the management of the Property by Corporex after Closing. Buyer and Seller shall negotiate diligently and in good faith to attempt to reach agreement as to the form and content of said management agreement on or before October 30, 1997. If Buyer and Seller do not agree upon the form and content of said management agreement on or before October 30, 1997, (i) Buyer and Seller thereafter shall continue to negotiate diligently and in good faith to attempt to reach agreement as to the form and content of said management agreement until such agreement is finally obtained or this Agreement is terminated, and (ii) either Buyer or Seller may, by written notice to the other before agreement as to the form and content of said management agreement is obtained, terminate this Agreement. If this Agreement is terminated as provided in the immediately preceding sentence, Buyer shall be entitled to receive the return of the Deposit.

         12. OPERATION OF THE PROPERTY PRIOR TO CLOSING. Prior to Closing:

                  A. Ongoing Management. The Property shall be operated, managed and maintained in a reasonable, professional and prudent manner, and kept in reasonably good condition at all times. Without expense to Buyer, all repairs and replacements, structural and non-structural, ordinary and extraordinary, shall be made which are required to maintain the Property in its present condition, reasonable wear and tear excepted.

                  B. Compliance with Leases. Seller shall comply with all of its obligations under the Leases and all other agreements and contractual arrangements affecting the Property by which Seller is bound.

                  C. Notice of Default. Seller promptly shall notify Buyer of Seller's receipt of any notice from any party alleging that Seller is in default of its obligations under any of the Leases or any permit or agreement affecting the Property, or any portion or portions thereof.

                  D. Contract Negotiations. No contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Closing without charge, cost, penalty or premium to Buyer. Seller agrees to keep Buyer timely informed with respect to all material actions taken by Seller related to the Property.

                  E. New Leases. Seller shall not enter into any new leases, extensions, renewals or other modifications of leases, for any portion of the Property without the prior written approval of Buyer, which approval of Buyer shall not be unreasonably withheld or delayed. In the event Buyer approves any new leases, Seller shall deliver to Buyer an Estoppel Certificate from the tenant(s) and guarantor(s) thereunder as required hereunder for the Leases and otherwise shall comply, as to such new leases and new guaranties, with the terms of this Agreement relating to the Leases and the Guaranties. Further, except with the prior written consent of Buyer, which consent of Buyer shall not be unreasonably withheld or delayed, Seller shall not amend, extend, terminate, accept surrender of, or permit any assignments or subleases of, any of the Leases nor accept any rental more than one (1) month in advance nor accelerate the rent due to any tenant default under any of the Leases. Buyer shall not be responsible for any brokerage or leasing commissions, tenant improvement costs or other compensation or fees to any persons, firm, corporation or other entity with respect to any new lease, lease amendment, or other action as described hereunder except as specifically approved by Buyer in writing. Buyer agrees to notify Seller of its approval or disapproval of any new lease, lease amendment or other action as described hereunder within five (5) business days after receipt of such a written proposal from Seller; in the event Seller requests Buyer's approval of any new lease, lease amendment, or other action as described hereunder and Buyer does not respond within said five (5) business day period, Buyer shall be deemed to have approved such new lease, lease amendment, or other action. In the event Seller enters into any transaction prohibited by the provisions of this Paragraph 12.E. after Buyer has specifically rejected such transaction, Buyer may, within ten
(10) days after Seller notifies Buyer in writing of said transaction, terminate this Agreement and receive the return of the Deposit; if Buyer does not so terminate this Agreement within said ten (10) day period, Buyer shall have waived its right to terminate this Agreement pursuant to the provisions of this Paragraph 12.E.

         13. TERMINATION OF SERVICE CONTRACTS. At Buyer's written request on or before December 1, 1997, Seller shall arrange for the termination of any existing management, leasing and service contracts (the "SERVICE CONTRACTS") effective as of Closing or as soon thereafter as permitted pursuant to the terms of each such contract so that Buyer can effectively assume management and control of the Property at Closing. Seller shall be responsible for any and all payments that become due after Closing under those Service Contracts that Buyer requests Seller to terminate pursuant to the provisions of this paragraph, except for those Service Contracts for services which Buyer uses or obtains the benefit of after Closing. At Closing, Buyer shall assume the Service Contracts which Buyer has not requested Seller to terminate as hereinabove provided and those Service Contracts for services which Buyer uses or obtains the benefit of after Closing.

         14. DUTIES OF ESCROW AGENT. Escrow Agent agrees to hold and disburse the Deposit in accordance with the provisions of this Agreement, or in accordance with written instructions given jointly by Buyer and Seller. All parties agree that Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Buyer or Seller of monies subject to this escrow, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of Escrow Agent. In the event of doubt as to its duties or liabilities under the provisions of this

Agreement or in the event Escrow Agent receives conflicting instructions or claims relating to the Deposit, Escrow Agent may, in its sole discretion, continue to hold the Deposit which is the subject of escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or Escrow Agent may deposit or interplead all monies then held pursuant to this Agreement with the Clerk of the Circuit Court for Hillsborough County, Florida, at its option, without further liability or responsibility on its part. Upon notifying Buyer and Seller of such course of action, all liability on the part of Escrow Agent shall fully terminate. In the event of any suit between Buyer and Seller wherein Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, Escrow Agent shall be entitled to recover reasonable attorney's fees and costs incurred by Escrow Agent, said fees and costs to be charged and assessed as court costs in favor of the prevailing party.

                           Escrow Agent joins in the execution of this
Agreement for the sole purpose of agreeing to be bound by the provisions set forth in this Agreement with respect to the investment, disbursement and delivery of the Deposit. Buyer and Seller hereby authorize the investment, payment and delivery of the Deposit by the Escrow Agent in accordance with the terms and provisions set forth in this Agreement. If required by Escrow Agent, Buyer and Seller agree to enter into Escrow Agent's normal form of escrow agreement, subject to such reasonable modifications requested by Buyer and Seller as are acceptable to Escrow Agent. Buyer shall be responsible for any reasonable escrow charges of Escrow Agent.

         15. MISCELLANEOUS.

                  A. Brokers. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder other than Ryon & Associates ("Broker") has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim by any broker, finder or other party other than Broker for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify, protect, defend and hold Buyer harmless from and against the same if it shall be based upon any statement, action or agreement alleged to have been made by Seller, and Buyer shall indemnify, protect, defend and hold Seller harmless from and against the same if it shall be based upon any statement, action or agreement alleged to have been made by Buyer. The parties' respective indemnification obligations under this paragraph shall survive the Closing of the transaction contemplated hereunder or the earlier termination of this Agreement. Seller agrees to pay a commission to Broker at Closing pursuant to a separate written agreement between Seller and Broker.

                  B. Limitation of Liability. No present or future partner, director, officer, shareholder, employee, advisor or agent of or in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer hereby waives any and all such personal liability. No present or future partner, director, officer, shareholder, employee, advisor or agent of or in Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer's assets for the payment of any claim or for any performance, and Seller hereby waives any and all such personal liability. The limitations of liability contained in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to Seller and Buyer provided in this Agreement or by law or by any other contract, agreement or instrument.

                  C. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, that Seller shall not unreasonably withhold such consent. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

                  D. Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

         To Buyer:

         American Industrial Properties REIT
         6210 North Beltline, Suite 170
         Irving, Texas  75063-2656
         Attention: Lewis D. Friedland

         With Copy To:

         Liddell, Sapp, Zivley, Hill & Laboon, L.L.P.
         2200 Ross Avenue, Suite 900
         Dallas, Texas 75201
         Attention: Brad B. Hawley, Esq.


         To Seller:

         Corporex Companies, Inc.
         655 Eden Park Drive
         Cincinnati, Ohio  45202
         Attention:  J. William Blackham

         With a copy to:

         Lawrence J. Bailin, Esq.
         Stearns Weaver Miller Weissler
           Alhadeff & Sitterson, P.A.
         401 East Jackson Street, Suite 2200
         Tampa, Florida  33602

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

                  E. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. If either party is found in default of this Agreement and judgment is issued against said party for its default, then said party in default agrees to pay any and all costs arising as a result of said default, including reasonable attorneys' fees and costs (including paralegal's or legal assistant's fees), before, during and after trial and appellate proceedings and in any bankruptcy or creditors' rights or reorganization proceedings.

                  F. Confidentiality. The terms of the transfers contemplated in this Agreement, including, without limitation, the Purchase Price and all other financial terms, shall remain confidential and shall not be disclosed by either party hereto without the written consent of the other except (1) to such party's directors, officers, partners, employees, legal counsel, accountants, engineers, architects, financial advisors and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and such party shall inform each of the foregoing parties of such party's obligations under this paragraph and shall secure the agreement of such parties to be bound by the terms hereof) or (2) as otherwise required by law or regulation.

                  G. Jurisdiction and Venue. Buyer hereby consents to the jurisdiction of any state court located within any of the counties in which the Land is located and any federal court within the Middle District of Florida. In addition, Buyer consents and agrees that venue of any action instituted under this Agreement shall be proper in Hillsborough County, Florida and in any federal court within the Middle District of Florida, and hereby waives any objection to venue.

                  H. Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

                  I. Matters of Construction.

                           (1) Incorporation of Exhibits. All exhibits attached
and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

                           (2) Entire Agreement. This Agreement contains the
entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

                           (3) Time of the Essence. Subject to subparagraph (4)
below, time is of the essence of this Agreement.

                           (4) Non-Business Days. Whenever action must be taken
(including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "BUSINESS DAY" means any day other than a Saturday, Sunday or federal holiday.

                           (5) Severability. If any term or provision of this
Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                           (6) Captions. The captions and paragraph headings in
this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.


                           (7) Cumulative Remedies. No remedy conferred upon a
party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

                           (8) No Waiver. No waiver by a party of any breach of
this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

                           (9) Consents and Approvals. Except as otherwise
expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

                           (10) Governing Law. This Agreement shall be construed
and enforced in accordance with the internal laws of the State of Florida without regard to conflicts of law.

                           (11) Third Party Beneficiaries. Nothing in this
Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns.

                           (12) Amendments. This Agreement may be amended by
written agreement of amendment executed by all parties, but not otherwise.

                           (13) Survival of Representations. Except as otherwise
expressly provided in this Agreement, the representations and warranties herein shall not survive Closing or termination of this Agreement. The express representations and warranties of Buyer and Seller contained in this Agreement and in the Warranty Documents shall survive for one year after Closing.

                           (14) Joint Preparation. Both parties to this
Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

                  J. Counterparts. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall be deemed to have been duly executed and delivered by any party upon the delivery to the other party hereto by telecopy of a facsimile of this Agreement reflecting full execution of the Agreement by said delivering party.

                  K. Radon Notice. The following notice is given to comply with
Section 404.056(8), Florida Statutes: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WITNESSES:                                   "SELLER"

                                             CORPOREX PROPERTIES OF TAMPA,
                                             INC., a Florida corporation

/s/ [ILLEGIBLE]                              By: /s/ [ILLEGIBLE]
--------------------------------                --------------------------------
Print Name:  [ILLEGIBLE]                        Print Name:  [ILLEGIBLE]
           ---------------------                           ---------------------
/s/ [ILLEGIBLE]                                 As Its:      [ILLEGIBLE]
--------------------------------                       -------------------------
Print Name:  [ILLEGIBLE]
           ---------------------


                                             CPX - WESTSHORE CORPORATION,
                                             a Florida corporation

/s/ [ILLEGIBLE]                              By: /s/ [ILLEGIBLE]
--------------------------------                --------------------------------
Print Name:  [ILLEGIBLE]                        Print Name: [ILLEGIBLE]
           ---------------------                           ---------------------
/s/ [ILLEGIBLE]                                 As Its:     [ILLEGIBLE]
--------------------------------                       -------------------------
Print Name:  [ILLEGIBLE]
           ---------------------


                                             "BUYER"

                                             AMERICAN INDUSTRIAL PROPERTIES
                                             REIT, a Texas real estate
                                             investment trust

/s/ [ILLEGIBLE]                              By: /s/ [ILLEGIBLE]
--------------------------------                --------------------------------
Print Name:  [ILLEGIBLE]                        Print Name:
           ---------------------                           ---------------------
/s/ [ILLEGIBLE]                                 As Its:
--------------------------------                       -------------------------
Print Name:  [ILLEGIBLE]
           ---------------------

                             JOINDER OF ESCROW AGENT

         The undersigned, Chicago Title Insurance Company joins in the execution hereof for the purposes of agreeing to act as Escrow Agent hereunder.

                                             CHICAGO TITLE INSURANCE COMPANY



                                             By:
                                                --------------------------------
                                             Date Executed:
                                                           ---------------------

                                   EXHIBIT "A"
                       Legal Description of Eastgate Land






                   Legal Description of Corporex Plaza I Land

                                   EXHIBIT "B"

                   Legal Description of Presidents Plaza Land

                                   EXHIBIT "C"

                               Seller's Documents


1.       Updated Title Commitment and Exception Documents;

2.       Three years of operating expense information including tax bills;

3.       Complete copies of leases and lease files;

4.       Leasing commission agreements, if any;

5.       Updated Surveys;

6.       Plans and Specifications;

7.       Any existing environmental reports;

8.       ADA reports, or engineering reports regarding roofs and structure;

9.       Copies of service contracts; and

10. All governmental licenses, permits and approvals (including certificates of occupancy).

                                   EXHIBIT "D"





               [Insert form of Tenant Estoppel provided by Buyer]

                                   EXHIBIT "E"

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT


         FOR VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the undersigned, _________________________________________, a
_______________________________ ("ASSIGNOR"), hereby sells, transfers, assigns and conveys to ________________________________________________________, a
________________________ ("ASSIGNEE"), the following:

         1. All right, title and interest of Assignor in and to all tangible personal property ("PERSONAL PROPERTY") located on, and used solely in connection with the management, maintenance or operation of that certain land and improvements commonly known as "___________________________", located at ________________________________________ and legally described on Exhibit "A"
attached hereto and incorporated herein (the "REAL PROPERTY"), but excluding tangible personal property owned by tenants of the Real Property under Tenant Leases (as defined below) and any other tangible personal property which is not owned by Assignor.

         2. All right, title and interest of Assignor as lessor in and to all leases ("TENANT LEASES") relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder.

         3. To the extent assignable without the consent of third parties, all right, title and interest of Assignor in and to all intangible property ("INTANGIBLE PROPERTY") owned and held solely for use in connection with the Real Property.

         This Bill of Sale, Assignment and Assumption is given pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of October __, 1997 by and between Assignor and Assignee (and others) (the "PURCHASE AGREEMENT").

         The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations of liability as provided in the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

         As set forth in paragraph 8.A. of the Purchase Agreement, which is hereby incorporated by this reference as if herein set out in full, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE

INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTY OF
MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE FLORIDA UNIFORM COMMERCIAL CODE.

         This Bill of Sale, Assignment and Assumption may be executed in one or more identical counterparts, each of which counterpart shall be deemed an original for all purposes and all such counterparts collectively consisting of one such Bill of Sale, Assignment and Assumption.

         IN WITNESS WHEREOF, Assignor has executed this Bill of Sale, Assignment and Assumption as of _____________, 1997.


                                             -----------------------------------



                                             By:
--------------------------------                --------------------------------
Print Name:                                     Print Name:
           ---------------------                           ---------------------
                                                As Its:
--------------------------------                       -------------------------
Print Name:
           ---------------------

                                   ASSUMPTION


         As of the date above written, Assignee hereby accepts the foregoing Bill of Sale, Assignment and Assumption and hereby agrees to assume and discharge, in accordance with the terms hereof, all of the burdens and obligations of Assignor relating to the Personal Property, the Tenant Leases and the Intangible Property first arising and accruing on and after the effective date of the foregoing Bill of Sale, Assignment and Assumption; subject, however, to any provisions in the Tenant Leases which limit the liability of lessor thereunder.


                                             --------------------------------
                                             a
                                              -------------------------------

                                             By:
------------------------------                  -----------------------------
Name:                                           Its:
     -------------------------                      -------------------------

------------------------------
Name:
     -------------------------

                                             By:
------------------------------                  -----------------------------
Name:                                           Its:
     -------------------------                      -------------------------

------------------------------
Name:
     -------------------------

                                  EXHIBIT "A"

                                Legal Description

                                   EXHIBIT "F"

                                Other Agreements

                                   EXHIBIT "G"

                                 List of Leases